UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

C.E. ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0528416
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Union Street Two Union Square, 42nd Floor Seattle, Washington	98101
(Address of principal executive officers)	(Zip Code)

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common stock, par value of $0.001 per Share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates: 333-147199

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form SB-2 (File No. 333-147199) as amended and filed with the Securities and Exchange Commission on November 15, 2007 (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits

3.1	Articles of Incorporation (incorporated by reference from Registrant's Registration Statement on Form SB-2 filed on November 7, 2007, Registration No. 333-147199)

3.2	By-laws (incorporated by reference from Registrant's Registration Statement on Form SB-2 filed on November 7, 2007, Registration No. 333-147199)

4.1	Specimen Stock Certificate (incorporated by reference from Registrant's Registration Statement on Form SB-2 filed November 7, 2007, Registration No. 333-147199)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

C.E. ENTERTAINMENT INC.

By:   George Daschko

President and Director

November 21, 2007

EXHIBIT INDEX

3.1	Articles of Incorporation (incorporated by reference from Registrant's Registration Statement on Form SB-2 filed on November 7, 2007, Registration No. 333-147199)

3.2	By-laws (incorporated by reference from Registrant's Registration Statement on Form SB-2 filed on November 7, 2007, Registration No. 333-147199)

4.1	Specimen Stock Certificate (incorporated by reference from Registrant's Registration Statement on Form SB-2 filed on November 7, 2007, Registration No. 333-147199)